UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Nuveen Preferred and Income 2022 Term Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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	(1)	Amount Previously Paid:

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Good day,

Attached is the proxy statement and information about the upcoming Nuveen Preferred & Income 2022 Term Fund shareholder meeting.

Every vote is important and helps the fund reach the vote requirement for the meeting, which is scheduled for Friday, December 17, 2021. The Board is recommending a vote in favor of the proposal, which is described in detail in the attached proxy statement.

We would be happy to assist by answering any questions about the proposal and by recording a vote over the phone. Voting by phone is a quick way to participate and helps the Nuveen Preferred & Income 2022 Term Fund avoid an adjournment.

Please call toll-free 1-866-905-8147 and provide reference number <<GS Number>>. We are available from 9:00am until 11:00pm Eastern Time weekdays and from Noon to 6:00pm Eastern Time on Saturday.

Thank you for your time and attention to this matter. We look forward to your call.

Best regards,

<<Supervisor>>

<<GS Number>>

Computershare

1-866-905-8147

211 Quality Circle, Ste. 210

College Station, TX 77845

www.cfs.computershare.com

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